Ex. 10.54

AGREEMENT TO PROVIDE SUPPLEMENTAL RETIREMENT BENEFITS

THIS AGREEMENT, effective as of the 30th day of December, 2003, by and between NATIONAL COOPERATIVE BANK a corporation organized under the laws of the United States (hereinafter referred to as the “Employer”), and STEVEN A. BROOKNER of Bethesda, Maryland (hereinafter referred to as the “Employee”).

WITNESSETH THAT:

WHEREAS, the Employee is employed by the Employer as Chief Executive Officer of NCB FSB, a wholly owned subsidiary of Employer; and

WHEREAS, the Employer is desirous of retaining the services of Employee and to that end to fund both the purchase of life insurance on his life to be payable to a beneficiary or beneficiaries of his choice and the provision of supplemental retirement benefits; and

WHEREAS, the Parties have agreed that a variable life insurance contract will effectively and efficiently provide both of those benefits; and

WHEREAS, the Employee has applied for, and is the owner of the insurance policy or policies listed in the attached schedule hereto, hereinafter referred to as the “Policy” and the issuer(s) of which are hereinafter referred to as the “Insurer”; and

WHEREAS, the Employer and the Employee agree to make the Policy subject to this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Parties hereby agree as follows:

1.	The Parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement. The Employee shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy.

2.	Subject to paragraph 3, the Annual Payment Amount shown on Schedule A will be paid to the Employee until such date as the Policy has been approved and issued to the Employee, and thereafter to the Insurer by the Employer during the Employee’s employment annually on or about December 30th of each year to be applied as a premium under the Policy. Any such premium paid by the Employer to the Insurer shall be paid by the Employer as agent for the Employee and shall be charged to the Employee as cash compensation, and for all purposes shall be deemed cash compensation and shall not entitle Employer to any interest in the Policy.

3.	At the written election of the Employee once the Policy has been issued, the Employer shall pay not less than seventy percent (70%) of the amount on Schedule A to the Insurer

(or provide the Employee with a check payable to the Insurer to be used to pay for such premium payment) and shall pay the balance of such amount to the Employee as cash compensation in order to provide Employee with funds to pay any income tax due on the cash compensation charged to the Employee pursuant to the Agreement.

4.	If the Employee ceases to be employed by the Employer for whatever reason, the Employer’s obligation to pay the amounts provided herein shall immediately cease as to all or any portion of any amount payable on or after the date of termination of the Employee’s employment. The Employee shall have the right to continue to keep the Policy in force either individually or through a subsequent Employer.

5.	a. The Insurance arrangement contemplated herein is an exempt welfare plan under regulations promulgated under Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”).

b. For purposes of ERISA, the Employer will be the “named fiduciary” and “plan administrator” of the life insurance arrangement contemplated herein, and this Agreement is hereby designated as the written plan instrument.

c. The Employee or any beneficiary of his may file a request for benefits with the plan administrator. If a claim request is wholly or partially denied, the plan administrator will furnish to the claimant a notice of its decision within ninety (90) days in writing, unless the plan administrator determines that special circumstances require an extension of time for processing the claim. If the plan administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time, and the date by which the plan administrator expects to render its determination. The denial of a claim will be in writing or electronic form and will set forth, in a manner to be understood by the claimant, the following information:

(i) the specific reason or reasons for the denial;

(ii) specific reference to pertinent plan provisions upon which the denial is based;

(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

(iv) an explanation of the plan’s claim-review procedure describing the steps to be taken by a claimant who wishes to submit his claim for review.

d.	A claimant or his authorized representative may, with respect to any wholly or partially denied claim:

(i) request a review upon written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

(ii) obtain or otherwise review copies of documents, at no charge, that are relevant to the denied claim; and

(iii) submit issues, documents, and comments in writing.

Any request or submission will be in writing and will be directed to the plan administrator. The plan administrator will have the sole responsibility for the review of any denied claim and will take all appropriate steps in light of its findings. The plan administrator will render a decision upon review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. Written notice of any such extension, the reasons for the extension, and the date by which the plan administrator expects to render the decision, will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing or electronic form, and will set forth, in a manner calculated to be understood by the claimant, the specific reasons for the decision, specific references to the pertinent provisions of the plan on which the decision in based, a statement that the claimant is entitled to receive, upon request and at no charge, reasonable access to and copies of all documents relevant to the claim, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

6.	This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assignees and the Employee and his permitted successors or assignees, and his heirs, executors, administrators and beneficiaries.

7.	Except as may be preempted by ERISA, this Agreement, and the rights of the Parties hereunder, shall be governed by and construed in accordance with the laws of Washington, D.C.

8.	This Agreement shall not be terminated, altered or amended by either Party without the express written consent of the other Party.

IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its officer thereunto duly authorized and the Employee has hereunto set his hand and seal, all as of the day and year first above written.

NATIONAL COOPERATIVE BANK
___________________________________	By:________________________________
Witness	Charles E. Snyder
Title: President and CEO
___________________________________	___________________________________
Witness	Steven A. Brookner

SCHEDULE A

			Annual	Annual
Insurer	Policy No.	Face Amount	Payment Amount	Payment Date
Nationwide Life Insurance Company	N101610170	$ 3,076,000.00	$ 98,000.00	December 30

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